Exhibit 99.4

Dear Valued Customer: I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion and reorganization (the “Plan”), Mineola Community Mutual Holding Company, the mutual holding company for Mineola Community Bank, will convert from the mutual (meaning no stockholders) to the stock form of ownership. To accomplish the conversion, Texas Community Bancshares, Inc., a newly formed Maryland corporation that will become the holding company for Mineola Community Bank, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus, Proxy Materials and a Questions and Answers Brochure describing the conversion, the offering and the Plan. THE PROXY VOTE: Your vote is extremely important for us to complete the conversion. Although we have received conditional regulatory approval to implement the Plan, we must receive the vote of Mineola Community Mutual Holding Company’s members, who are depositors and borrowers of Mineola Community Bank, in favor of the Plan. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Mineola Community Bank. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the simple instructions on the Proxy Card. OUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” THE PLAN. Please note: • The proceeds resulting from the sale of stock by Texas Community Bancshares, Inc. will support our business strategy. • There will be no change to account numbers, interest rates or other terms of your deposit accounts or loans at Mineola Community Bank. • Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits. • You will continue to enjoy the same services with the same board of directors, management and staff. • Voting does not obligate you to purchase shares of common stock in our offering. THE STOCK OFFERING: As an eligible depositor and/or borrower of Mineola Community Bank, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. The enclosed Prospectus describes the offering in more detail. Please read the Prospectus carefully before making an investment decision. If you are interested in ordering shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Mineola Community Bank’s Mineola office located at 215 W. Broad St. Mineola, Texas, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 4:00 p.m., Central Time, on , 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. I invite you to consider this opportunity to share in our future as a Texas Community Bancshares, Inc. stockholder. Thank you for your continued support as a Mineola Community Bank customer. Sincerely, James H. Herlocker, III Chairman, President and Chief Executive Officer This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. M QUESTIONS? Call our Information Center, at (903) 369 -1000, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

Dear Friend: I am pleased to tell you about an investment opportunity. Texas Community Bancshares, Inc., a newly formed Maryland corporation that will serve as the parent company of Mineola Community Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering. The offering is being conducted pursuant to a plan of conversion and reorganization adopted by Mineola Community Mutual Holding Company, the mutual holding company for Mineola Community Bank, that provides for the conversion of Mineola Community Mutual Holding Company from the mutual (meaning no stockholders) to the stock form of ownership. Our records indicate that you were a depositor of Mineola Community Bank as of the close of business on December 31, 2019 or , 2021, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are offered for sale to the general public. The enclosed Prospectus describes the offering in more detail. Please read the Prospectus carefully before making an investment decision. If you are interested in ordering shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Mineola Community Bank’s Mineola office located at 215 W. Broad St., Mineola, Texas, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 4:00 p.m., Central Time, on , 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a Texas Community Bancshares, Inc. stockholder. Sincerely, James H. Herlocker, III Chairman, President and Chief Executive Officer This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. F QUESTIONS? Call our Information Center, at (903) 369-1000, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

Dear Potential Investor: I am pleased to tell you about an investment opportunity. Texas Community Bancshares, Inc., a newly formed Maryland corporation that will serve as the holding company of Mineola Community Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering. The offering is being conducted pursuant to a plan of conversion and reorganization adopted by Mineola Community Mutual Holding Company that provides for the conversion of Mineola Community Mutual Holding Company from the mutual (meaning no stockholders) to the stock form of ownership. Please read the enclosed Prospectus carefully before making an investment decision. If you are interested in purchasing shares of Texas Community Bancshares, Inc. common stock, please complete the enclosed Stock Order Form and return it, with full payment, by overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Mineola Community Bank’s Mineola office located at 215 W. Broad St. Mineola, Texas, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 4:00 p.m., Central Time, on , 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a Texas Community Bancshares, Inc. stockholder. Sincerely, James H. Herlocker III Chairman, President and Chief Executive Officer This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. C QUESTIONS? Call our Information Center, at (903) 369-1000, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

Dear Prospective Investor: Performance Trust Capital Partners, LLC has been retained by Mineola Community Bank and its proposed holding company, Texas Community Bancshares, Inc., as marketing agent in connection with the offering of Texas Community Bancshares, Inc. common stock. At the request of Mineola Community Bank, we are enclosing a Prospectus and Stock Order Form regarding the offering of shares of Texas Community Bancshares, Inc. common stock. We encourage you to read the enclosed Prospectus carefully before making an investment decision. If you have questions after reading the enclosed material, please call the Stock Information Center at (903) 369-1000, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, and ask for a Performance Trust representative. We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. This is not a recommendation or solicitation for any action by you with regard to the enclosed material. Sincerely, This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. BD

REVOCABLE PROXY CONTROL NUMBER Please vote by marking one of the boxes as shown. 1. The approval of a plan of conversion and reorganization (the “Plan of Conversion”) whereby Mineola Community Mutual HoldingFOR Company will convert from the mutual holding company structure to the stock holding company structure and Mineola Community Bank, S.S.B. will reorganize as a wholly-owned subsidiary of a new stock holding company to be known as Texas Community Bancshares, Inc., as described in more detail in the accompanying proxy statement (the “Conversion”); and 2. The establishment of TCBS Foundation, Inc. (the “Charitable Foundation”) and the contribution to it of 50,000 shares of common stock AGAINST of Texas Community Bancshares, Inc. and $75,000 of cash in connection with the Conversion, FOR AGAINST This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the proposals, only if signed and dated. If any other business is presented at the Special Meeting of Members (the “Meeting”), including whether or not to adjourn the Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Meeting. This proxy also confers discretionary authority on the board of directors to vote with respect to any other business that may come before the Meeting or any adjournment of the Meeting. The undersigned acknowledges receipt from Mineola Community Mutual Holding Company, before the execution of this proxy, of both Notice of the Special Meeting of Members and a Proxy Statement for the Meeting. Signature: Date: , 2021 NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer. FOLD AND DETACH THE PROXY CARD HERE YOUR PROMPT VOTE IS IMPORTANT! Phone or Internet voting is a quick and simple way to vote, available through : _.M., Central Time, on , 2021 OR OR Envelope provided. If you vote by Phone or Internet you do NOT need to return your Proxy Card by mail. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION AND “AGAINST” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. PLEASE VOTE ALL PROXY CARDS RECEIVED. NONE ARE DUPLICATES. VOTE BY MAIL Mark, sign and date your Proxy Card and return it in the postage-paid Proxy Reply VOTE BY PHONE (xxx) xxx-xxxx Use the telephone to vote your proxy. Have your Proxy Card in hand when you access the telephone voting line. You will be prompted to enter online your 10 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. VOTE BY INTERNET www.xxxxx Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the website. You will be prompted to enter online your 10 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. 4

REVOCABLE PROXY MINEOLA COMMUNITY MUTUAL HOLDING COMPANY SPECIAL MEETING OF MEMBERS , 2021 : _.m. Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MINEOLA COMMUNITY MUTUAL HOLDING COMPANY FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON , 2021, AND ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION AND “FOR” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. The above-signed being a member of Mineola Community Mutual Holding Company (the “MHC”) hereby authorizes the , and , and each of them, with full powers of substitution, to represent the above-signed at the Special Meeting of Members (the “Meeting”) of the MHC to be held on , , 2021 at : _.m., Central Time, at , and at any adjournment or postponement of the Meeting, to act with respect to all votes that the undersigned would be entitled to cast if then personally present, as set forth above. Any member giving a proxy may revoke it at any time before it is voted by delivering to the Corporate Secretary of the MHC either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Meeting. (CONTINUED ON REVERSE SIDE) FOLD AND DETACH THE PROXY CARD HERE THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PLAN OF CONVERSION AND “FOR” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PLAN OF CONVERSION AND “AGAINST” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES. VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF TEXAS COMMUNITY BANCSHARES, INC. COMMON STOCK IN THE OFFERING.

Questions and AboutConversion and Stock

Texas Community Bancshares, Inc. is offering shares of its common stock for sale on a best efforts basis in connection with the conversion of Mineola Community Mutual Holding Company (Mineola Community MHC) from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the 100% ownership interest in Mineola Community MHC which is owned by Mineola Community Financial Group, Inc. Mineola Community Financial Group is the sole stockholder of Mineola Community Bank. Once the offering of Texas Community Bancshares, Inc. has been completed, Mineola Community MHC and Mineola Community Financial Group will no longer exist and Texas Community Bancshares, Inc. will be 100% owner of Mineola Community Bank. GENERAL — THE CONVERSION Our board of directors has determined that the conversion is in the best interests of our organization, our customers and the communities we serve. THE PROXY VOTE Although we have received conditional regulatory approval, the Plan and is also subject to approval by Mineola Community MHC’s members (i.e., depositors and borrowers of Mineola Community Bank). Q. What is the conversion? A. Under our plan of conversion and reorganization (the “Plan”), Mineola Community MHC will convert from the mutual (meaning no stockholders) to the stock form of ownership, through the sale of shares of Texas Community Bancshares, Inc. common stock. Upon completion of the conversion, 100% of the common stock of Texas Community Bancshares, Inc. will be owned by stockholders, and Texas Community Bancshares, Inc. will own Mineola Community Bank. Q. Why should I vote “FOR” the Plan? A. Your vote “For” the Plan is extremely important to us. Each Mineola Community Bank depositor and borrower as of 2021 received a Proxy Card attached to a Stock Order Form. These packages also included a Proxy Statement describing the Plan which cannot be implemented without the approval of the members of Mineola Community MHC. Voting does not obligate you to purchase shares of common stock in the offering. Q. What are the reasons for the conversion and offering? A. ּOur primary reasons for converting and raising additional capital through the offering are to: Q. What happens if I don’t vote? A. Your vote is very important. Proxy Cards not voted will have the same effect as voting ‘‘Against’’ the Plan and “Against” the establishment and funding of the Charitable Foundation. Without sufficient favorable votes, we cannot complete the conversion and the related stock offering or establish and funding the TCBS Foundation, Inc. (the “Charitable Foundation”). Enhance our regulatory capital position to support growth and help mitigate interest rate risk; Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure; and Facilitate future mergers and acquisitions. ● ● ● Q. How do I vote? A. Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Phone or Internet by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. Phone or Internet voting is available 24 hours a day. Q. Is Mineola Community Bankconsidered capitalized” for regulatory purposes? “well-A. Yes. As of , 2021, Mineola Community Bank was considered “well-capitalized” for regulatory purposes. Q. Will customers notice any change in Mineola Community Bank, day-to-day activities as a result of the conversion and offering? A. No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our board of directors, management, and staff as a result of the conversion. Mineola Community Bank will continue to operate as an independent savings bank. Q. How many votes are available to me? A. Depositors of Mineola Community Bank at the close of business on , 2021 are entitled to one vote for each $100 or fraction thereof on deposit at Mineola Community Bank. In addition, borrowers from Mineola Community Bank at the close of business on _, 2021 are entitled to one vote in addition to any votes they may also be entitled to cast as depositors. However, no customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer. Q. Will the conversion and offering affect customers’ deposit accounts or loans? A. No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock. Q. Why did I receive more than one Proxy Card? A. If you had more than one deposit account at Mineola Community Bank on 20 , you may have received This pamphlet answers questions about our conversion and offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you. please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the Subscription Offering. Q. More than one name appears on my Proxy Card. Who must sign? A. The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary. Q. How may I order shares during the Subscription and Community Offerings? A. Shares can be ordered by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Mineola Community Bank’s Mineola office, located at 215 W. Broad St., Mineola, Texas. Q. What is the deadline for ordering shares? A. To order shares in the Subscription Offering, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 4:00 p.m., Central Time, on 2021. THE STOCK OFFERING AND PURCHASING SHARES Q. How many shares are being offered and at what price? A. Texas Community Bancshares, Inc. is offering for sale between 3,060,000 and 4,140,000 shares of common stock (subject to increase to 4,761,000 shares) at $10.00 per share. No sales commission will be charged to purchasers. Acceptable methods for delivery of Stock Order Forms are described above. Q. Who is eligible to purchase stock during the stock offering? A. Pursuant to the Plan, non-transferable rights to subscribe for shares of Texas Community Bancshares, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority: Priority #1 — Depositors of Mineola Community Bank with aggregate balances of $50 or more at the close of business on December 31, 2019; Priority #2 — Our tax-qualified employee benefit plans; Priority #3 — Depositors of Mineola Community Bank with aggregate balances of $50 or more at the close of business on March 31, 2021; and Priority #4 — Depositors and borrowers of Mineola Community Bank at the close of business on Q. How may I pay for the shares? A. Payment for shares can be remitted in two ways: (1) By personal check, bank check or money order, made payable to Texas Community Bancshares, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Please do not mail cash! (2) By authorized deposit account withdrawal of funds from your Mineola Community Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. IRA or other retirement accounts held at Mineola Community Bank may not be listed for direct withdrawal. See information on retirement accounts below. 2021. Shares not sold in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in the Texas counties of Franklin, Hopkins, Smith, Van Zandt and Wood. Shares not sold in the Subscription and Community Offerings may be offered for sale to the general public through a Syndicated Community Offering. Q. Will I earn interest on my funds? A. Yes. If you pay by personal check, bank check or money order, you will earn interest at Mineola Community Bank’ statement savings rate, which is subject to change at any time and is currently 0.10% per annum, from the date we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Mineola Community Bank deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering. Q. I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder? A. No. Subscription rights are non-transferable! Only those eligible to subscribe for common stock in the Subscription Offering, as listed above, may subscribe for shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to subscribe shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, Q. Are there limits to how many shares I can order? A. Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or group of persons exercising subscription rights through a single deposit account held jointly is 25,000 shares ($250,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 50,000 shares ($500,000) in all categories of the offering combined. More detail on purchase limits, including the definition of “associate” and “acting in concert”, can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases”. Q. How will the shares of Texas Community Bancshares, Inc. trade? A. Upon completion of the conversion and offering, Texas Community Bancshares, Inc.’s shares of common stock are expected to be listed on the Nasdaq Capital Market under the symbol “TCBS”. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell Texas Community Bancshares, Inc. common stock. Q. May I use my Mineola Community Bank individual retirement account (“IRA”) to purchase shares? A. You may use funds currently held in retirement accounts with Mineola Community Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Mineola Community Bank or elsewhere, please call our Stock Information Center for guidance as soon as possible but in no event later than two weeks before the 2021 offering deadline. Your Q. If I purchase shares during the offering, when will I receive my shares? A. All shares of Texas Community Bancshares, Inc. common stock sold in the offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership. ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held. WHERE TO GET MORE INFORMATION Q. How can I get more information? A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at (903) 369-1000, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday. The Stock Information Center will be closed on bank holidays. This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency. Q. May I use a loan from Mineola Community Bank to pay for shares? A. No. Mineola Community Bank, by regulation, may not extend a loan for the purchase of Texas Community Bancshares, Inc. common stock in the offering. Similarly, you may not use existing Mineola Community Bank line of credit checks to purchase stock in the offering. Q. May I change my mind after I place an order to subscribe for stock? A. No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond , 2021 or the number of shares of common stock to be sold is increased to more than 4,761,000 shares or decreased to less than 3,060,000 shares. Q. Are directors and executive officers of Mineola Community Bank planning to purchase stock? A. Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 337,500 shares ($3,375,000) or approximately 11.0% of the shares to be sold in the offering at the minimum of the offering range. Q. Will the common stock be insured? A. No. Like any common stock, Texas Community Bancshares, Inc.’s common stock will not be insured by the Federal Deposit Insurance Corporation. Q. Will dividends be paid on the stock? A. Following completion of the offering, Texas Community Bancshares, Inc.’s board of directors will have the authority to declare dividends on the common stock. However, no decision has been made with respect to the payment of dividends. The payment and amount of any dividend payments will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; tax considerations; statutory and regulatory limitations; and general economic conditions.

IMPORTANT NOTICE THISPACKAGE INCLUDES PROXY CARD(S) REQUIRING YOUR PROMPT VOTE. IF MORE THAN ONE PROXY CARD IS ENCLOSED, PLEASE VOTE EACH CARD. THERE ARE NO DUPLICATE CARDS! THANK YOU! PF